AZ. CORP. COMMISSION
FILED

SEP 3 0 2004
APPR. Celia Surinuevo
TERM.
DATE 9-30-04
01574843

ARTICLES OF AMENDMENT

OF

Creative Vistas, Inc.
[Name of Corporation]

1. The name of the corporation is Creative Vistas, Inc.

2. Attached hereto as Exhibit A is the text of each amendment adopted.

3. ☒ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

   ☐ Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

   ☐ The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

____

____

4. The amendment was adopted the 27th day of September, 2004.

5. ☐ The amendment was adopted by the ☐ incorporators ☐ board of directors without shareholder action and shareholder action was not required.

   ☒ The amendment was approved by the shareholders. There is (are) one voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 10,000,000 outstanding shares of common [class or series] stock is entitled to 10,000,000 votes. There were 9,917,526 votes present at the meeting. The voting group cast 9,917,426 votes for and 100 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

ARS §10-140 requires that changes to corporation(s) be executed by an officer of the corporation, whose file is to be changed.

CF: 0040
Rev: 03/03

The voting group consisting of ______________ outstanding shares of ______________ [class or series] stock is entitled to __________ votes. There were __________ votes present at the meeting. The voting group cast __________ votes for and __________ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED as of this 27 day of September, 2004.

Creative Vistas, Inc.
(name of corporation)

By [signature]

Ronald E. Warnicke, Secretary
(name) (title)

EXHIBIT A

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF CREATIVE VISTAS, INC.

Pursuant to the provisions of Section 10-1001 of the Arizona Revised Statutes, the undersigned corporation (the "Company") adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Company is: Creative Vistas, Inc.

2. Pursuant to Section 10-1003 of the Arizona Revised Statutes, the board of directors and the shareholders of the Company adopted the following amendment to its Articles of Incorporation:

Article V, Preemptive Rights, is hereby amended by deleting such article in its entirety and replacing the deleted Article V with the following:

The holders from time to time of the capital stock of the corporation shall not have any preemptive right to acquire the corporation's unissued shares of capital stock.

3. The amendment to the Articles of Incorporation was adopted by the shareholders of the Company at a meeting on September 27, 2004, in the manner prescribed by law.

4. The number of shares of common stock outstanding at the time of such adoption was 10,000,000 shares, and the number of shares of common stock entitled to vote on the amendment was 10,000,000 shares.

5. The number of shares of each class entitled to vote thereon as a class voted for or against such amendment, respectively, was:

CLASS	NUMBER FOR	NUMBER AGAINST
Common Stock	9,917,426	100

6. The number of shares of common stock cast for the amendment was sufficient for approval by that voting group.

DATED: September 27, 2004

CREATIVE VISTAS, INC.

By: ______________________
Rudy R. Miller, President

ATTESTED

By: ______________________
Ronald E. Wamecke, Secretary

AZ. CORP. COMMISSION
FILED
01574843
MAY 1 3 2002
APPR.
TERM.
DATE 5-13-2002

ARTICLES OF AMENDMENT

OF

Creative Vistas, Inc.

[Name of Corporation]

1. The name of the corporation is Creative Vistas, Inc.

2. Attached hereto as Exhibit A is the text of each amendment adopted.

3. ☒ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

   ☐ Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

   ☐ The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4. The amendment was adopted the 5th day of April, 2002.

5. ☐ The amendment was adopted by the ☐ incorporators ☐ board of directors without shareholder action and shareholder action was not required.

   ☒ The amendment was approved by the shareholders. There is (are) one voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

   The voting group consisting of 1,000,000 common stock [class or series] stock is entitled to 1,000,000 outstanding shares of 949,519 votes present at the meeting. The voting group cast 949,519 votes. There were -0- votes against approval of the amendment. The number of votes for and amendment was sufficient for approval by the voting group.

CF: 0040
Rev: 5/00

The voting group consisting of ______________ outstanding shares of ______________ [class or series] stock is entitled to ________ votes. There were ________ votes present at the meeting. The voting group cast ________ votes for and ________ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED as of this 2 day of May, 2002.

Creative Vistas, Inc.
[name of corporation]

By [signature]
Rudy R. Miller, President
[name] [title]

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF CREATIVE VISTAS, INC.

Pursuant to the provisions of Section 10-1001, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is: Creative Vistas, Inc.

2. Pursuant to Arizona Revised Statutes Section 10-1003, the Board of Directors and the Shareholders of the Corporation adopted the following amendment to its Articles of Incorporation:

Article IV, Authorized Capital, is hereby amended by deleting such article in its entirety and replacing the deleted Article IV with the following:

The corporation shall have authority to issue: (i) One hundred million (100,000,000) shares of non-assessable commons stock, having no par value; and (ii) Fifty million (50,000,000) shares of preferred stock, having no par value. Such shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

As to the Preferred Stock of the Corporation, the Board of Directors shall have the power to issue shares of Preferred Stock without shareholder approval and the Board of Directors shall determine the class or series of any class and designations, voting powers, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof.

3. The amendment to the Articles of Incorporation was adopted by the shareholders of the corporation at a meeting on April 5, 2002, in the manner prescribed by law.

4. The number of shares of stock outstanding at the time of such adoption was 1,000,000 shares, and the number of shares entitled to vote on the amendment was 1,000,000 shares.

5. The number of shares of each class entitled to vote thereon as a class voted for or against such amendment, respectively, was:

CLASS	NUMBER FOR	NUMBER AGAINST
Common Stock	949,519	zero

6. The number of shares of Common Stock cast for the amendment was sufficient for approval by that voting group.

DATED: April 8, 2002

CREATIVE VISTAS, INC.

By: [signature]
Kady R. Miller, President

ATTESTED

By: [signature]
Ronald E. Warnicke, Secretary

EXPEDITED
AZ CORP COMMISSION
FILED

MAR 12 3 52 PM '97

APPR
DATE
TERM
DATE

ARTICLES OF AMENDMENT OF VISTA FINANCIAL SERVICES, INC.

1. The name of the corporation is Vista Financial Services, Inc.
2. The Articles of Incorporation are amended to change the name of the corporation to Creative Vistas, Inc.
3. This name change is made pursuant to a plan of reorganization approved by an Amended Order Confirming Debtor's Modified Plan of Reorganization of the Honorable George B. Nielsen, Jr. dated November 27, 1996 in the United States Bankruptcy Court, District of Arizona, In re: Vista Financial Services, Inc., No. 93-05704-GBN.
4. The United States Bankruptcy Court, District of Arizona had jurisdiction of the proceeding under the provisions of Chapter 11 of the United States Bankruptcy Code.
5. No other provisions of the corporate articles are amended and all other provisions remain in full force and effect.

DATED February 12, 1997.

Rudy R. Miller, President

Ronald E. Warnicke, Secretary

157484

ARTICLES OF INCORPORATION
OF
VISTA FINANCIAL SERVICES, INC.

The undersigned, acting as incorporators of a corporation for profit under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation:

ARTICLE I
VISTA FINANCIAL SERVICES, INC.

The name of the corporation is VISTA FINANCIAL SERVICES, INC., 2319 West Lobo Avenue, Mesa, Arizona 85202.

ARTICLE II
PURPOSE

The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III
INITIAL BUSINESS

The corporation initially intends to conduct the business of secondary market mortgage loan brokerage and consulting.

ARTICLE IV
AUTHORIZED CAPITAL

The corporation shall have authority to issue one million (1,000,000) shares of non-assessable common stock, having no par value.

ARTICLE V
PREEMPTIVE RIGHTS

The holders from time to time of the common stock of the corporation shall have preemptive rights as to the common stock then or thereafter authorized to be issued, including treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than sixty (60) days.

ARTICLE VI
STOCK RIGHTS AND OPTIONS

The corporation may issue rights and options to purchase shares of stock of the corporation to any person, including directors, officers, or employees of the corporation or of any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

ARTICLE VII
STATUTORY AGENT

The name and address of the initial statutory agent of the corporation shall be:

Garry N. Keister
Rawlins, Burrus & Lewkowitz, P.C.
2300 Valley Bank Center
Phoenix, Arizona 85073

ARTICLE VIII
BOARD OF DIRECTORS

The initial Board of Directors shall consist of two (2) directors. The persons who will serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

Robert T. Boley
2319 West Lobo Avenue
Mesa, Arizona

Janet N. Boley
2319 West Lobo Avenue
Mesa, Arizona

ARTICLE IX
NUMBER OF DIRECTORS

The number of persons to serve on the Board of Directors shall be fixed by the bylaws.

ARTICLE X
MANAGEMENT

The business and affairs of the corporation shall be managed by the Board of Directors.

ARTICLE XI
INCORPORATORS

The incorporators of the corporation are:

Robert T. Boley
2319 West Lobo Avenue
Mesa, Arizona

Janet H. Boley
2319 West Lobo Avenue
Mesa, Arizona

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

ARTICLE XII
DISTRIBUTION FROM CAPITAL SURPLUS

The Board of Directors of the corporation may, from time to time, distribute a pro-rata basis to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

ARTICLE XIII
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

To the extent permitted by law, the corporation may indemnify any person who incurs any loss, cost or expense by reason of the fact such person is or was an officer, director, employee or agent

of the corporation and such indemnification for an officer or director shall be mandatory in all circumstances in which indemnification is permitted by the laws of Arizona.

ARTICLE XIV
REPURCHASE OF SHARES

The Board of Directors of the corporation may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

ARTICLE XV
DIVIDENDS

The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

IN WITNESS WHEREOF, we, the undersigned, have hereunto signed our names this 6th day of July, 1983.

Incorporator

Incorporator